UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 29, 2005

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Carmike Cinemas, Inc. (the “Company”), announces that Philip A. Smitley, the Company’s Assistant Vice President and Controller, has resigned, effective May 5, 2005, to pursue other opportunities. Martin A. Durant, the Company’s Senior Vice President – Finance, Treasurer and Chief Financial Officer, assumed the duties of principal accounting officer effective April 29, 2005.

     Mr. Durant, 56, joined the Company in July 1999 as Senior Vice President – Finance, Treasurer and Chief Financial Officer. Prior to joining the Company, Mr. Durant was Senior Vice President – Corporate Services for AFLAC Incorporated, a Columbus, Georgia based international holding company, for a period of ten years. Prior to his position with AFLAC he was President of a venture capital firm located in Florida. Mr. Durant began his career with KPMG Peat Marwick and is a certified public accountant.

     The Company is commencing a search to identify qualified candidates to fill the role of Controller.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: May 5, 2005	By:	/s/ Martin A. Durant
Martin A. Durant
Senior Vice President – Finance, Treasurer and Chief Financial Officer